UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 20, 2015

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       8480 E. Orchard Road, Suite 3600, Greenwood Village, CO  80111

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:    (303) 449-2100

________3050 Peachtree Road,  Suite 355,  Atlanta, GA  30305_______

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE AND ELECTION OF DIRECTORS AND OFFICERS

Resginations

On November 20, 2015, Christopher F. Brogdon resigned as a member of the Board of Directors and CEO of Global Healthcare REIT, Inc., a Utah corporation (the “Company”).   In addition, Mr. Brogdon resigned all other positions which he held with entities affiliated with the Company, including GL Nursing, LLC, GLN Investors, LLC, ATL/WARR, LLC, High Street Nursing, LLC, West Paces Ferry Healthcare REIT, Inc., Southern Tulsa, LLC, Southern Tulsa TLC, LLC, Dodge NH, LLC, Dodge Investors, LLC, Goodwill Hunting, LLC, GWH Investors, LLC, Providence HR, LLC, Providence Investors, LLC, Wash/Greene, LLC, 1321 Investors, LLC, Edwards Redeemer Property Holdings, LLC, Redeemer Investors, LLC, TNH Acquisition, LLC, and MP Tulsa, LLC.

Appointments

On November 20, 2015, the Board of Directors appointed the following persons to the positions set forth below:

 Lance Baller:  Interim CEO and President

 Andrew Sink:Interim COO

Both Messrs. Baller and Sink already serve as members of the Board of Directors.  They will not receive any additional compensation for their services as executive officers of the Company. Biographical information regarding Messrs. Baller and Sink can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which can be found at the SEC website: www.sec.gov.

With the appointment of Mr. Baller as Interim CEO and President, the principal offices of the Company have been moved to Mr. Baller’s offices located in Greenwood Village, CO.  The address of the new offices is set forth on the cover page of this Current Report.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: November 23, 2015	/s/ Lance Baller Lance Baller, Interim CEO and President